EXHIBIT 10.57(c)

SECOND AMENDMENT

TO

AGREEMENT OF PURCHASE AND SALE (with Escrow Instructions) AND

LEASEBACK

Amendment made as of this 1st day of June, 2004 by and between THE PRICE GROUP, LLC, a California limited liability company (referred to herein as “Purchaser”) and PRICESMART, INC., a Delaware corporation, as agent for and on behalf of its wholly-owned (through a subsidiary company) subsidiary Inmobiliaria PriceSmart, S.A., a Dominican Republic company (referred to herein as “Seller”)

Recitals

A) Purchaser and Seller are parties to an Agreement of Purchase and Sale (with Escrow Instructions) and Leaseback dated May 6, 2004 as amended by a letter dated May 20, 2004 (collectively the “Agreement”)

B) Purchaser and Seller wish to further amend the Agreement as provided herein.

NOW THEREFORE, the parties agree that the Agreement is amended as follows:

1. All words and terms used herein shall have the same meaning as in the Agreement unless otherwise specified.

2. The time period for either Purchaser or Seller to terminate the Agreement, under Section 1.04(C) the Agreement, is hereby extended up to and including July 13, 2004.

3. Section 4.02 is amended by substituting “seventy (70) days” in place of “thirty (30) business days.”

4. Section 2.03(B) is amended and restated in its entirety as follows:

“(B) Within seventy (70) days after the Effective Date the Boards of Directors of PriceSmart, Inc., and Inmobiliaria PriceSmart, S.A. and/or an authorized Committee of such Boards, have approved the final terms and conditions of the sale to Purchaser of the Subject Property under this Agreement.”

5. Subject to the amendments herein the Agreement remains in full force and effect.

Executed on the date first written above.

PURCHASER		SELLER

The Price Group, LLC		PriceSmart, Inc., as Agent on behalf of its wholly-owned subsidiary PriceSmart Inmobiliaria, S.A.

by	/s/ Jim Cahill	by	/s/ Robert M. Gans
	its Manager		its Executive Vice President